EXHIBIT 2.3


                  SECOND AMENDMENT TO PURCHASE AGREEMENT


     This Second Amendment to Purchase Agreement (the "Second Amendment") is made as of December 3, 1996 by and between TALLEY REALTY HOLDING COMPANY, INCORPORATED, a Delaware corporation ("Seller") and PIVOTAL GROUP, INC., an Arizona corporation ("Pivotal"), PIVOTAL REALTY AZ I L.L.C ("Pivotal AZ I"), PIVOTAL REALTY AZ II L.L.C. ("Pivotal AZ II"), PIVOTAL REALTY CA I L.L.C. ("Pivotal CA"), and PIVOTAL REALTY TX I L.L.C. ("Pivotal TX") (with Pivotal, Pivotal AZ I, Pivotal AZ II, Pivotal CA, and Pivotal
TX being referred to collectively in this Second Amendment as "Buyer").


                                 RECITALS

     A. Buyer and Seller entered into a Purchase Agreement, dated October 22, 1996 with respect to certain assets of Seller located in the States of Texas, California, and Arizona. The Purchase Agreement was amended by a First Amendment to Purchase Agreement, dated as of November 14, 1996 (the Purchase Agreement, as amended by the First Amendment to Purchase Agreement being referred to in this Second Amendment as the "Original Purchase Agreement"). Capitalized terms used in this Second Amendment and not defined in this Second Amendment shall have the meanings given to such terms in the Original Purchase Agreement. The Original Purchase Agreement, as amended by this Second Amendment, is referred to in this Second Amendment as the "Purchase Agreement".

     B. By Assignment and Assumption Agreements, each dated as of December 2, 1996, Pivotal assigned certain rights under the Original Purchase Agreement to each of Pivotal AZ I, Pivotal AZ II, Pivotal TX, and Pivotal CA.

     C. Buyer and Seller have agreed to amend the Original Purchase Agreement in accordance with the terms and provisions of this Second Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
















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     1.   Amendments.

          (a) Section 8.8(a) of the Original Purchase Agreement is amended by adding a new subsection (vii) to read as follows:

               (vii) Late charges or penalties (including penalty interest, if any) with respect to principal and interest accrued but unpaid as of the Closing on the East Valley Assessment and Fortune Center Assessment, computed as if such principal and accrued interest had been paid at the Closing.

          (b) The third sentence to Section 8.11(a) of the Original Purchase Agreement is amended to read as follows:

               Following expiration of the Survival Period, TRHCI will maintain its existence as a Delaware corporation until
               (1) all Defects that Seller is obligated to remedy have been remedied; (2) any claims made by Buyer with respect to any alleged breach of representations or warranties of Seller under Article 9 that have properly been raised within the Survival Period have been resolved; and (3) the earlier of the date on which (I) Seller has satisfied its obligations, if any, pursuant to the last sentence of
               Section 2.1(b)(i), the last sentence of Section 2.1(b)(ii), and Section 8.8(a)(vii), or (II) Buyer no longer owns any of the Property subject to the East Valley Assessment or the Fortune Center Assessment (an "Extended Period").

     2. Certain Approvals. Buyer acknowledges that the earthmoving permits for Arizona Corporate Park North, East Valley Commerce Center, and Maggio Ranch, noted on Exhibit H to the Original Purchase Agreement are non-transferable and that Buyer will be responsible for obtaining any earthmoving permits required following the Closing for those properties.

     3. Acknowledgement. Buyer acknowledges and agrees that all of the matters identified in the November 27, 1996 letter from Lisa R. Tsiolis to Ms. Diane Wood regarding title to the West Wing Property and the Fortune Center Property have been resolved to Buyer's complete satisfaction. Buyer makes no claim that any such matters constitute a Defect within the meaning of Section 4.5 of the Original Purchase Agreement.
















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     4.   Ratification.  As modified and supplemented by this Second
Amendment, the Purchase Agreement is ratified and confirmed and shall continue in full force and effect.

     5    Counterpart Execution.  This Second Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute the original. Telecopy signatures shall be adequate to indicate original signatures provided the originals are provided to the parties as soon as possible following execution.

                         SELLER:

                         TALLEY REALTY HOLDING COMPANY,
                         INCORPORATED, a Delaware corporation

                         By   Charles J. Freericks, Jr.
                            ______________________________________
                              Charles J. Freericks, Jr.
                              President


                         BUYER:

                         PIVOTAL GROUP, INC.,
                         an Arizona corporation

                         By   Jahm Najafi
                            ______________________________________
                              Jahm Najafi
                         Its  Vice President


                         PIVOTAL REALTY AZ I L.L.C.,
                         an Arizona limited liability company

                         By:  Pivotal Group IV L.L.C.,
                              an Arizona limited liability company
                              Its: Managing Member

                              By:  Jahm Najafi, Trustee of the
                                   Jahm Najafi Trust, dated
                                   July 30, 1996
                                   Its: Administrative Member

                              By        Jahm Najafi
                                  ___________________________________
                                        Jahm Najafi, Trustee











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                         PIVOTAL REALTY AZ II L.L.C.,
                         an Arizona limited liability company

                         By:  Pivotal Group IV L.L.C.,
                              an Arizona limited liability company
                              Its: Managing Member

                              By:  Jahm Najafi, Trustee of the
                                   Jahm Najafi Trust, dated
                                   July 30, 1996
                                   Its: Administrative Member

                              By        Jahm Najafi
                                  ___________________________________
                                        Jahm Najafi, Trustee


                         PIVOTAL REALTY CA I L.L.C.,
                         an Arizona limited liability company

                         By:  Pivotal Group IV L.L.C.,
                              an Arizona limited liability company
                              Its: Managing Member

                              By:  Jahm Najafi, Trustee of the
                                   Jahm Najafi Trust, dated
                                   July 30, 1996
                                   Its: Administrative Member

                              By        Jahm Najafi
                                  ___________________________________
                                        Jahm Najafi, Trustee


                         PIVOTAL REALTY TX I L.L.C.,
                         an Arizona limited liability company

                         By:  Pivotal Group IV L.L.C.,
                              an Arizona limited liability company
                              Its: Managing Member

                              By:  Jahm Najafi, Trustee of the
                                   Jahm Najafi Trust, dated
                                   July 30, 1996
                                   Its: Administrative Member

                              By        Jahm Najafi
                                  ___________________________________
                                        Jahm Najafi, Trustee









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